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KPMG
                                                                    EXHIBIT 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Delta Financial Corporation:


We consent to inclusion of our report dated March 22, 2004 in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 relating to the consolidated balance sheets of Delta Financial Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Delta Financial Corporation and to the reference to our firm under the heading "Experts" in that registration statement.

Our report refers to the Delta Financial Corporation's adoption of Statement of Financial Accounting Standards No. 145, "Recession of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections," as of December 31, 2002.



                                                        /s/ KPMG LLP



Melville, New York
June 30, 2004



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